Exhibit 1.1
$165,000,000
VECTOR GROUP LTD.
11% Senior Secured Notes due 2015
PURCHASE AGREEMENT
August 8, 2007
JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, California 90025
Ladies and Gentlemen:
     Vector Group Ltd., a Delaware corporation (the “Issuer”), and the Guarantors (as defined below) hereby agree with you as follows:
     1. Issuance of Notes. Subject to the terms and conditions set forth in this Purchase Agreement (this “Agreement”), the Issuer proposes to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”) an aggregate of $165,000,000 million principal amount of its 11% Senior Secured Notes due 2015 (the “Notes”). The Notes will be issued pursuant to an Indenture (the “Indenture”) dated as of the Closing Date (as defined below) between the Issuer, the Guarantors and U.S. Bank, National Association, as trustee (the “Trustee”).
     The Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). Upon original issuance thereof, and until such time as the same is no longer required under applicable requirements of the Act, the Notes shall bear the legends set forth in the Indenture. The Issuer and the Guarantors have prepared (A) the preliminary offering circular dated August 7, 2007, including the documents incorporated therein by reference (together with any amendment or supplement thereto, the “Preliminary Offering Circular”) related to the offer and sale of the Notes and (B) the final offering circular, dated the date hereof, including the documents incorporated therein by reference (together with any amendment or supplement thereto, the “Final Offering Circular”). The Preliminary Offering Circular, together with the final term sheet attached as Schedule I hereto, is referred to herein as the “Disclosure Package.”
     2. Terms of Offering. The Initial Purchaser has advised the Issuer, and the Issuer understands, that the Initial Purchaser will make offers (the “Exempt Resales”) of the Notes purchased hereunder on the terms set forth in the Offering Circular solely to persons (the “Subsequent Purchasers”) whom the Initial Purchaser (i) reasonably believes to be “qualified institutional buyers” as defined in Rule 144A under the Act (“QIBs”) or (ii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Act (together with QIBs, the “Eligible Purchasers”).

     Holders of the Notes (including Subsequent Purchasers) will have the registration rights set forth in the Registration Rights Agreement applicable to the Notes (the “Registration Rights Agreement”) to be dated the Closing Date for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuer will agree, among other things, to file with the Securities and Exchange Commission (“SEC”) under the circumstances set forth therein (i) a registration statement (the “Exchange Registration Statement”) relating to an offer (the “Exchange Offer”) to exchange the Notes for debt securities substantially identical to the Notes (the “Exchange Notes”), and the Guarantors’ unconditional guarantee of the Exchange Notes (the “Exchange Note Guarantees”), that have been registered pursuant to an effective registration statement under the Act and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Notes.
     Pursuant to the Indenture, on the Closing Date the subsidiaries of the Issuer listed on Schedule II hereto and denoted with an asterisk (*) shall fully and unconditionally guarantee, to each holder of the Notes and the Trustee, the full performance of the Issuer’s obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a “Guarantor” and each such guarantee being referred to herein as a “Guarantee”). Certain of the Guarantors (the “Secured Guarantors”), which are denoted with a pound sign (#) on Schedule II hereto, have agreed to secure their Guarantees by granting to U.S. Bank National Association, as collateral agent (the “Collateral Agent”), for the benefit of the holders of the Notes and the Trustee (collectively, the “Secured Parties”), security interests in or pledges of (the “Security Interests”) the Collateral (as such term is defined in the Description of Notes section of the Final Offering Circular). On the Closing Date, the Issuer and the Secured Guarantors will enter into the collateral agreements listed on Schedule III hereto (the “Security Agreements”), which will provide for the grant of the Security Interests. Substantially concurrently with the sale of the Notes, Liggett Group LLC proposes to enter into an amended senior secured credit facility by and among Liggett Group LLC, 100 Maple LLC and Wachovia Bank, National Association providing for up to $50.0 million of revolving credit borrowings by Liggett Group LLC (the “Credit Facility”). In connection with the execution and delivery of the Credit Facility, Liggett Group LLC, Wachovia Bank, National Association, the Trustee and the Collateral Agent will enter into an Intercreditor and Subordination Agreement, which shall be dated as of the Closing Date (as defined below) (the “Intercreditor Agreement” and, together with the Security Agreements, the “Collateral Documents”).
     The following documents are hereinafter collectively referred to as “Operative Documents”: (i) this Agreement, (ii) the Indenture, (iii) the Notes, (iv) the Guarantees, (v) the Registration Rights Agreement and (vi) the Collateral Documents.
     3. Agreement to Sell and Purchase. On the basis of the representations, warranties and covenants and subject to the terms and conditions contained in this Agreement, the Issuer agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuer, the Notes at a purchase price equal to 96.5% of the principal amount thereof (the “Purchase Price”).

     4. Delivery and Payment. Delivery of, and payment of the Purchase Price for, the Notes (the “Closing”), shall be made at 7:00 a.m., Pacific time, on August 16, 2007 (the “Closing Date”), at the offices of Latham & Watkins LLP, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071, or such other time or place as the Initial Purchaser and the Issuer shall designate.
     One or more of the Notes in definitive global form, registered in the name of Cede & Co., as nominee of, and deposited with the Trustee as custodian for, The Depository Trust Company (“DTC”), having an aggregate principal amount corresponding to the aggregate principal amount of the Notes (collectively, the “Global Note”), shall be delivered by the Issuer to the Initial Purchaser (or as the Initial Purchaser directs) in each case with any transfer taxes thereon duly paid by the Issuer against payment by the Initial Purchaser of the Purchase Price therefor by wire transfer in same day funds to the order of the Issuer, provided that the Issuer shall give at least two business days’ prior written notice of the information required to effect such wire transfer. The Global Note shall be made available to the Initial Purchaser for inspection not later than 10:00 a.m., Pacific time, on the business day immediately preceding the Closing Date.
     5. Agreements of the Issuer and Guarantors. The Issuer and each of the Guarantors jointly and severally hereby agree with the Initial Purchaser as follows:
     (a) To advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction designated by the Initial Purchaser pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or other federal or state regulatory authority for such purpose or (ii) the happening of any event during the period referred to in Section 5(c) hereof as a result of which the Preliminary Offering Circular or the Final Offering Circular would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To use their commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, to use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
     (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuer as many copies of the Preliminary Offering Circular and the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request during the time period referred to in Section 5(c) hereof. Subject to the Initial Purchaser’s compliance with its representations and warranties and agreements set forth in Section 7 hereof, the Issuer and Guarantors consent to the use of the Disclosure Package and the Final Offering Circular, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

     (c) During such period as, in the reasonable opinion of counsel for the Initial Purchaser, a Final Offering Circular is required by law to be delivered in connection with Exempt Resales by the Initial Purchaser and in connection with market-making activities of the Initial Purchaser permitted under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) for so long as any Notes are outstanding (i) not to make any amendment or supplement to the Final Offering Circular of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object after being so advised and (ii) to prepare promptly upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Final Offering Circular which may be necessary or advisable in connection with such Exempt Resales or such market-making activities.
     (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the reasonable judgment of counsel to the Initial Purchaser, the Disclosure Package or the Final Offering Circular would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the reasonable judgment of counsel to the Initial Purchaser, it is necessary to amend or supplement the Disclosure Package or the Final Offering Circular to comply with any applicable law, forthwith to notify the Initial Purchaser and to prepare an appropriate amendment or supplement so that, as so amended or supplemented, the Disclosure Package and the Final Offering Circular will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that such Disclosure Package or the Final Offering Circular will comply with applicable law, and to furnish to the Initial Purchaser and such other persons as the Initial Purchaser may designate such number of copies thereof as the Initial Purchaser may reasonably request.
     (e) Prior to the sale of all Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchaser and counsel to the Initial Purchaser in connection with the registration or qualification of the Notes for offer and sale to the Initial Purchaser and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Issuer shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.
     (f) To apply the proceeds from the sale of the Notes as set forth under the caption “Use of Proceeds” in the Final Offering Circular.
     (g) So long as any Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Issuer on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders’ equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Issuer’s independent public accountants and (ii) to make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year. Notwithstanding the foregoing, the filing of information required herein with the SEC on its EDGAR database system within prescribed time periods (taking into account allowable extensions) shall satisfy the requirements of this Section 5(g).
     (h) So long as the Notes are outstanding, to furnish to the Initial Purchaser as soon as reasonably practicable, copies of all reports or other communications (A) furnished by the Issuer to its security holders, (B) furnished to or filed with the SEC or any national securities exchange on which any class of securities of the Issuer is listed or (C) delivered pursuant to the Indenture and such other publicly available information concerning the Issuer as the Initial Purchaser may reasonably request; provided, however, that any such report, communication or information available on the SEC’s EDGAR database system need not be furnished pursuant to this Section 5(h).
     (i) So long as any of the Notes remain outstanding and during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act to make available to any holder of Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder, the information (“Rule 144A Information”) required by Rule 144A(d)(4) under the Act.
     (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Issuer and the Guarantors under this Agreement, including: (i) the fees, disbursements and expenses of counsel to the Issuer and accountants of the Issuer and the Guarantors in connection with the sale and delivery of the Notes and the Guarantees to the Initial Purchaser and pursuant to Exempt Resales, and all other fees or expenses of the Issuer and the Guarantors incurred in connection with the preparation, printing, filing and distribution of the Disclosure Package and the Final Offering Circular and all amendments and supplements to any of the foregoing (including financial statements) specified in Section 5(c) and 5(d) prior to or during the period specified in Section 5(c), including the mailing and delivering of copies thereof to the Initial Purchaser and persons designated by it in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Notes and the Guarantees to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Notes and the Guarantees, (iv) all expenses in connection with the registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchaser in connection with such registration or qualification and memoranda relating thereto), (v) the cost of printing certificates representing the Notes and the Guarantees, (vi) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) system of NASD, Inc. (“NASD”), (vii) the fees and expenses of the Trustee and the Trustee’s counsel in connection with the Indenture and the Notes and the Guarantees, (viii) the fees and expenses of the Collateral Agent and the Collateral Agent’s counsel in connection with the Security Interests, the Collateral, the Indenture, the Notes and the Guarantees, (viii) the costs and charges of any transfer agent, registrar or depositary (including DTC), (ix) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, (x) the fees, disbursements and expenses of the Initial Purchaser incident to the performance of the obligations of the Initial Purchaser under this Agreement (including, but not limited to, fees of counsel for the Initial Purchaser) in an amount not to exceed $500,000 and (xi) all other costs and expenses incident to the performance of the obligations of the Issuer and Guarantors under this Agreement and the other Operative Documents for which provision is not otherwise made in this Section 5(j). In addition, on the Closing Date the Issuer agrees to pay to the Initial Purchaser an advisory fee equal to 1.75% of the aggregate principal amount of the Notes.
     (k) To use commercially reasonable efforts to effect the inclusion of the Notes on PORTAL and to maintain the listing of the Notes on PORTAL for so long as any Notes are outstanding.
     (l) To obtain the approval of DTC for “book-entry” transfer of the Notes, and to comply with all agreements set forth in the representation letters of the Issuer to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.
     (m) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of any debt securities of the Issuer or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuer substantially similar to the Notes (other than the Notes), without the prior written consent of the Initial Purchaser.
     (n) To not, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Issuer will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Notes to the Initial Purchaser of pursuant to Exempt Resales in a manner that would require the registration under the Act of the sale of the Notes to the Initial Purchaser or the Subsequent Purchasers.
     (o) To the extent it may lawfully do so, not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.
     (p) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Issuer or its Subsidiaries or any warrants, rights or options to purchase or otherwise acquire debt securities of the Issuer or its Subsidiaries substantially similar to the Notes (other than the Notes), without the prior written consent of the Initial Purchaser.

     (q) To cause the Exchange Offer to be made in the appropriate form to permit the Exchange Notes registered pursuant to the Act to be offered in exchange for the Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.
     (r) To comply with all of their agreements set forth in the Registration Rights Agreement.
     (s) To validly execute and deliver the Indenture, the Notes, the Registration Rights Agreement, each of the Guarantees and each of the Collateral Documents, such Operative Documents to conform to the descriptions thereof contained in the Disclosure Package and the Final Offering Circular.
     (t) The Issuer shall not be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 10 of the Investment Company Act of 1940, as amended.
     (u) During the period for two years after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and not permit any “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Act.
     (v) To not, and to not authorize or permit any person acting on the Issuer’s behalf to (i) distribute any offering material in connection with the offer and sale of the Notes, other than the Disclosure Package and the Final Offering Circular and any amendments and supplements thereto prepared in compliance with this Agreement, (ii) solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act or (iii) make any offer relating to the Notes by means of any “written communication” (within the meaning of the Act) prepared by or on behalf of the Issuer, or used or referred to by the Issuer, that constitutes an offer to sell or a solicitation of an offer to buy the Notes, other than the Disclosure Package and the Final Offering Circular and any amendments or supplements thereto, including, without limitation, any road show relating to the Notes that constitutes such a written communication.
     (w) To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Notes or the sale thereof to the Initial Purchaser.
     (x) To use their commercially reasonable efforts to do and perform all things required or necessary to be done and performed under the Operative Documents prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

     (y) To use their commercially reasonable efforts to complete on or prior to the Closing Date all filings and similar actions required in connection with the perfection of Security Interests as and to the extent contemplated by the Collateral Documents.
     6. Representations and Warranties of the Issuer and the Guarantors. Certain of the provisions contained in this Agreement refer to the “knowledge of the Issuer or the Guarantors.” For purposes of this Agreement “knowledge of the Issuer or the Guarantors” and similar phrases shall mean the actual knowledge of the individuals identified as executive officers or directors of the Issuer and the Guarantors in the SEC Documents (as defined below).
     As of the date hereof and as of the Closing Date, the Issuer and each of the Guarantors jointly and severally represent and warrant to, and agree with, the Initial Purchaser that:
     (a) Offering Circular. The Disclosure Package, as of 4:00 p.m. (New York Time) on the date hereof, did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Offering Circular, as of its date and as of the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Guarantors make no representations or warranties as to information contained in or omitted from the Disclosure Package or the Offering Circular or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Issuer by or on behalf of the Initial Purchaser specifically for use in the preparation thereof. The documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Final Offering Circular at the time they were or hereafter are filed with the SEC complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by the Operative Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of any of the Notes or the use of the Disclosure Package or the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.
     (b) Organization and Qualification. The Issuer and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Issuer, directly or indirectly, owns capital stock or holds an equity or similar interest that equals or exceeds 50% of the aggregate outstanding equity or similar interests of such entity) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their material properties and to carry on their business as now being conducted in all material respects. Each of the Issuer and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, assets, results of operations, or condition (financial or otherwise) of the Issuer and its Subsidiaries, taken as a whole, or the Guarantors, taken as whole, or on the transactions contemplated hereby and the other Operative Documents taken as a whole or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Issuer and the Guarantors to perform their obligations under the Operative Documents. The Issuer has no subsidiaries except as set forth on Schedule II hereto. The corporate structure chart, together with the footnotes thereto, included in the Offering Circular under the section ”Offering Circular Summary-Corporate Structure” reflects the true and complete ownership structure of the Issuer and its Subsidiaries.
     (c) Authorization; Enforcement; Validity. The Issuer and each of the Guarantors that is a corporation has the requisite corporate power and authority, and each of the Guarantors that is a limited liability company has the requisite limited liability company power and authority, to enter into and perform its obligations under each of the Operative Documents and, in the case of the Issuer, to issue the Notes and the Exchange Notes, and, in the case of the Guarantors, to enter into the Guarantees and the Exchange Note Guarantees, in accordance with the terms hereof and thereof. The execution and delivery of the Operative Documents by the Issuer and the Guarantors, as applicable, and the consummation by the Issuer and the Guarantors of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Notes, the Guarantees, the Exchange Notes and the Exchange Note Guarantees, have been duly authorized by the Issuer’s and Guarantors’ respective Boards of Directors or managers or managing members and (other than the filing with the SEC of one or more Registration Statements as may be required by federal and state securities laws with respect to the Issuer’s obligations under the Registration Rights Agreement) no further consent or authorization is required by the Issuer or the Guarantors, their respective Boards of Directors or managers or managing members or their stockholders or members, as applicable. This Agreement has been duly authorized, executed and delivered by the Issuer and each of the Guarantors and is, and upon execution and delivery of the Operative Documents by the Issuer and the Guarantors, each of the Operative Documents will be, the legal, valid and binding obligations of the Issuer and the Guarantors (to the extent parties thereto), enforceable against them in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
     (d) Issuance of the Notes. The Notes have been duly and validly authorized and, on the Closing Date, will have been validly executed and delivered by the Issuer. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Notes will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Offering Circular. The Notes shall be free from all taxes, liens and charges with respect to the issue thereof.

     (e) Issuance of the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes and the sale to the Initial Purchaser contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (f) Issuance of the Exchange Notes. The Exchange Notes have been duly authorized by the Issuers. When the Exchange Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (g) Issuance of the Exchange Note Guarantees. The Exchange Note Guarantees have been duly and validly authorized by the Guarantors and when duly executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the circumstances contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against them in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (h) Security Interests. Upon execution and delivery of the Collateral Documents by the parties thereto and completion of the filings and recordings identified therein or possession of the Collateral as provided therein, the Security Interests created for the benefit of the Trustee pursuant to the Collateral Documents, such Security Interests will constitute valid, perfected security interests and liens on collateral subject thereto, except as permitted by the Collateral Documents, and subject to no prior liens except liens expressly permitted by the Indenture.
     (i) Security Filings. All notice filings to be made pursuant to the Collateral Documents (including without limitation all UCC financing statements required to be filed pursuant to the Collateral Documents) are in proper form to be filed in order to perfect a security interest in the Collateral described therein and no stamp or similar tax is payable in connection therewith.
     (j) No Conflicts. The execution, delivery and performance of this Agreement and the other Operative Documents by the Issuer and the Guarantors (to the extent parties thereto) and the consummation by the Issuer and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes) will not (i) result in a violation of the Charter Documents (as defined in Section 6(x)), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Issuer or any of its Subsidiaries is a party, or (iii) (so long as the Issuer obtains all consents, authorizations and orders and makes all filings and registrations specified in Section 6(k) below) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Issuer or any of its Subsidiaries or by which any property or asset of the Issuer or any of its Subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), such conflicts, defaults, rights, or violations that would not reasonably be expected to have a Material Adverse Effect.
     (k) Consents. The Issuer and the Guarantors are not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Issuer and the Guarantors to execute, deliver or perform any of their respective obligations under or contemplated by the Operative Documents, in each case in accordance with the terms hereof or thereof, other than as may be required by federal and state securities laws with respect to the Issuer’s obligations under the Registration Rights Agreement. All consents, authorizations, orders, filings and registrations which the Issuer and the Guarantors are required to obtain or make pursuant to the preceding sentence have been obtained or made on or prior to the Closing Date.
     (l) No General Solicitation. Neither the Issuer nor any of its affiliates or other person acting on behalf of the Issuer has offered or sold the Notes by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Issuer, any affiliate of the Issuer and any person acting on behalf of the Issuer have complied with and will implement the “offering restrictions” within the meaning of such Rule 902; provided that no representation is made in this subsection with respect to the actions of the Initial Purchaser.
     (m) No Broker’s Fees. The Issuer has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the offering of the Notes or any of the transactions contemplated in the Operative Documents, and the Issuer is not under any obligation to pay any broker’s fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).
     (n) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the SEC applicable to an indenture which is required to be qualified thereunder.
     (o) SEC Documents; Financial Statements. During the two (2) years prior to the date hereof, the Issuer has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents, as they may have been subsequently amended by filings made by the Issuer with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective dates, the financial statements of the Issuer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Issuer as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     (p) Absence of Certain Changes. Except as disclosed in the Disclosure Package and the Final Offering Circular, since December 31, 2006, (i) there has been no change or development that has had a Material Adverse Effect, (ii) the Issuer has not declared or paid any dividends other than the dividends paid on March 29, 2007 to the stockholders of record as of March 19, 2007 and the dividends paid on June 29, 2007 to the stockholders of record as of June 20, 2007, (iii) neither the Issuer nor any of its Subsidiaries has sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business and (iv) neither the Issuer nor any of its Subsidiaries has made any capital expenditures, individually or in the aggregate, in excess of $5,000,000. Neither the Issuer nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Issuer have knowledge that either its or its Subsidiaries’ respective creditors intend to initiate involuntary bankruptcy proceedings or knowledge of any fact which would reasonably lead a creditor to do so. The Issuer is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). For purposes of this Section 6(p), “Insolvent” means (i) the present fair saleable value of the Issuer’s assets is less than the amount required to pay the Issuer’s total Indebtedness, (ii) the Issuer is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Issuer has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     (q) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Issuer or its Subsidiaries or their respective businesses, properties, operations or condition (financial or otherwise), that would be required to be disclosed by the Issuer under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Issuer of its Common Stock and which has not been publicly announced.
     (r) Conduct of Business; Regulatory Permits. Neither the Issuer nor any of its Subsidiaries is in violation of (x) any term of or in default under its Charter Documents or (y) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Issuer or its Subsidiaries, except, in either of the foregoing cases, for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Issuer nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
     (s) Foreign Corrupt Practices. Neither the Issuer, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Issuer or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Issuer (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     (t) Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer or any of the Issuer’s directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (u) Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Issuer are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the SEC under the Exchange Act) for the Issuer and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Issuer and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Issuer and its Subsidiaries, particularly during the end of the period (the “Evaluation Date”) covered by each of the most recent annual and quarterly report of the Issuer (each a “Report”), (ii) evaluated the effectiveness of the Issuer’s disclosure controls and procedures and presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures as of the Evaluation Date covered by each Report based on such evaluation and (iii) disclosed in each Report any change in the Issuer’s internal control over financial reporting that occurred during the period covered by the Report that has materially affected, or is reasonably likely to materially affect, the Issuer’s internal controls over financial reporting. The chief executive officer and chief financial officer of the Issuer have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Issuer’s auditors and the Audit Committee of the Issuer’s Board of Directors (x) all material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Issuer’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls.
     (v) Internal Accounting Controls. The Issuer and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.
     (w) Transactions With Affiliates. Except as disclosed in the Disclosure Package and the Final Offering Circular, none of the officers, directors or employees of the Issuer is presently a party to any transaction with the Issuer or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Issuer, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, which is required by the rules and regulations of the SEC under the Exchange Act to be so disclosed in the SEC Documents.

     (x) Equity Capitalization. All outstanding shares of capital stock of or membership interests in, as applicable, the Issuer and the Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Issuer or any of the Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of or membership interests in, as applicable, the Issuer or any of the Subsidiaries, except as otherwise disclosed in the SEC Documents. The Issuer and each of the Subsidiaries has furnished to the Initial Purchaser correct and complete copies of its Certificate of Incorporation, limited liability company agreement, bylaws and other organizational documents, as applicable, as amended and as in effect on the date hereof (the “Charter Documents”).
     (y) Absence of Litigation. Except as set forth in the Preliminary Offering Circular and the Final Offering Circular, there is no action, suit or proceeding before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any of the Issuer’s Subsidiaries or any of the Issuer’s or the Issuer’s Subsidiaries’ officers or directors in their capacities as such that would reasonably be expected to have a Material Adverse Effect. The SEC Documents set forth all litigation matters which are required to be disclosed in such SEC Documents.
     (z) Insurance. The Issuer and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Issuer believes to be prudent and customary for the businesses in which the Issuer and its Subsidiaries are engaged, except where the failure to be so adequately insured would not reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any such Subsidiary believes that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (aa) Employee Relations. (i) The Issuer and its Subsidiaries believe that their relations with their employees are satisfactory. Except as disclosed in the SEC Documents, since December 31, 2006, no “executive officer” (as defined in Rule 501(f) of the Act) of the Issuer has notified the Issuer of such officer’s intent to leave the Issuer in the foreseeable future or otherwise terminate such officer’s employment with the Issuer in the foreseeable future. No labor dispute with the employees of the Issuer or any of its Subsidiaries is pending or, to the knowledge of the Issuer, imminent that would reasonably be expected to have a Material Adverse Effect. The Issuer and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (bb) Title. The Issuer and its Subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to the business of the Issuer and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as (a) is described in the Preliminary Offering Circular and the Final Offering Circular or arise from indebtedness reflected therein or (b) do not materially affect the value of such property and do not interfere with the use made of such property by the Issuer and any of its Subsidiaries in a manner that would reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Issuer and any of its Subsidiaries and material to the business of the Issuer and its Subsidiaries taken as a whole are, with respect to the Issuer and its Subsidiaries, in full force and effect, with such exceptions as do not materially interfere with the use made of such property and buildings by the Issuer and its Subsidiaries.
     (cc) Intellectual Property Rights. The Issuer and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and which failure to so have would reasonably be expected to have a Material Adverse Effect. None of the Issuer’s or its Subsidiaries’ Intellectual Property Rights necessary to conduct their respective businesses as now conducted have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where the expiration or termination would not reasonably be expected to have a Material Adverse Effect. The Issuer and the Guarantors have not received written notice and have no knowledge of any infringement by the Issuer or its Subsidiaries on the Intellectual Property Rights of other Persons. There is no claim, action or proceeding being made or brought, or to the knowledge of the Issuer or the Guarantors, being threatened, by or against the Issuer or its Subsidiaries regarding its Intellectual Property Rights. The Issuer and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
     (dd) Environmental Laws. The Issuer and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As used in this Agreement, “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, or releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, injunctions, judgments, licenses, orders, permits, or regulations issued, entered, promulgated or approved thereunder.

     (ee) Tax Status. The Issuer and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for the periods to which such returns, reports or declarations apply. Except as disclosed in the Preliminary Offering Circular and the Final Offering Circular, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Issuer know of no basis for any such claim.
     (ff) Ranking of Notes. No indebtedness for borrowed money of the Issuer is senior to the Notes in right of payment, whether with respect to payment of interest or upon liquidation or dissolution or otherwise.
     (gg) Ranking of Guarantees. No indebtedness for borrowed money of the Guarantors is senior to the Guarantees in right of payment, whether with respect to payment of interest or upon liquidation or dissolution or otherwise.
     (hh) Independent Accountants. PricewaterhouseCoopers LLP, who have certified the consolidated financial statements of the Issuer as of December 31, 2006, are independent public accountants within the meaning of the Act.
     (ii) Investment Company. Neither the Issuer nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof will not become, required to register as an “investment company” or an entity “controlled” by an investment company, within the meaning of the Investment Company Act of 1940, as amended.
     (jj) Manipulation of Price. The Issuer and each of the Guarantors has not, and to its knowledge no one acting on its behalf has, within the preceding 12 months, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Notes or (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Notes.
     (kk) Rule 144A Eligibility. The Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Issuer are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. No securities of the Issuer of the same class as the Notes have been offered, issued or sold by the Issuer or any of its respective Affiliates within the six-month period immediately prior to the date hereof.
     (ll) No Registration. Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the Notes are issued, sold and delivered under the circumstances contemplated by the Disclosure Package, the Final Offering Circular and this Agreement, (ii) that the Initial Purchaser’s representations and warranties in Section 7 hereof are true, (iii) compliance by the Initial Purchaser with its covenants set forth in Section 7 hereof and (iv) that each of the Eligible Purchasers is a QIB or a non-U.S. person (as defined under Regulation S of the Act).

     (mm) No Violation of Regulations T, U and X. None of the transactions contemplated in the Operative Documents or the application of the proceeds from the sale of the Notes by the Issuer as set forth in the Final Offering Circular will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).
     (nn) Delivery of Certificates. Each certificate signed by any officer of the Issuer or any Guarantor delivered to the Initial Purchaser shall be deemed a representation and warranty by the Issuer or Guarantor (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.
     The Issuer and Guarantors acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuer and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.
     7. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants to, and agrees with, the Issuer that:
     (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes.
     (b) The Initial Purchaser (i) is not acquiring the Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act or to non-U.S. persons in reliance upon Regulation S under the Act.
     (c) The Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium, or broadcast over television or radio, or transmitted over the internet, or communications in any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
     (d) The Initial Purchaser agrees that, in connection with Exempt Resales, it will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Notes only to, and will solicit offers to buy the Notes only from Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs or non-U.S. persons that agree that (i) the Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Notes, only (A) to the Issuer, (B) to a person who the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act, (C) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (D) in a transaction meeting the requirements of Rule 144 under the Act, (E) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Issuer) or (F) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (ii) they will deliver to each person to whom such Notes or an interest therein is transferred a notice substantially to the effect of the foregoing. In connection with sales of the Notes by the Initial Purchaser to non-U.S. persons outside the United States to whom the Initial Purchaser reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S, the Initial Purchaser agrees (i) to comply with the offering restrictions requirement of Regulation S, (ii) at or prior to confirmation of the sale of such Notes made in reliance on Regulation S, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration to which it sells Notes a confirmation or other notice as required by Rule 903 of Regulation S, and (iii) not to engage in hedging transactions with respect to the Notes prior to the date one year following the Closing Date except in compliance with the Securities Act.
     The Initial Purchaser acknowledges that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Issuer and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and the Initial Purchaser hereby consents to such reliance.
     8. Indemnification and Contribution. (a) Each of the Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its directors, its officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Final Offering Circular (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchaser furnished in writing to the Issuer by, or on behalf of, the Initial Purchaser expressly for use therein.
     (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuer, the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to the Initial

Purchaser but only insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Final Offering Circular, or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but, in each case, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Initial Purchaser furnished to the Issuer by or on behalf of the Initial Purchaser in writing expressly for use therein, it being expressly understood that such information relating to the Initial Purchaser includes only the third paragraph, the first two sentences of the fourth paragraph, the sixth and seventh sentences of the fifth paragraph, the sixth paragraph and the fifth sentence of the twelfth paragraph, in each case contained in the Preliminary Offering Circular and the Final Offering Circular under the caption “Plan of Distribution”; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser.
     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the “indemnified party”), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchaser shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall, within a reasonable period after notice of such action, have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser, in the case of the parties indemnified pursuant to Section 8(a), and by the Issuer, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.
     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Initial Purchaser on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Issuer, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, on the one hand and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (after Initial Purchaser’s discounts and commissions, but before deducting expenses) received by the Issuer, and that the total discounts and commissions received by the Initial Purchaser bear to the total price to investors of the Notes. The relative fault of the Issuer, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) The Issuer and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     9. Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser to purchase the Notes under this Agreement on the Closing Date are subject to the satisfaction, or waiver by the Initial Purchaser, of each of the following conditions:
     (a) All the representations and warranties of the Issuer and the Guarantors contained in this Agreement and in each of the Operative Documents that are not modified by materiality or Material Adverse Effect shall be true and correct in all material respects, and all of the representations and warranties of the Issuer contained in this Agreement that are modified by materiality or Material Adverse Effect shall be true and correct, in each case, as of the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Issuer and each other party to the Operative Documents (other than the Initial Purchaser) shall have performed all covenants and agreements, in all material respects, and satisfied all conditions, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date.
     (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuer or any of its Subsidiaries or any of its or their respective securities (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, and (ii) there shall not have occurred any change, nor shall notice have been given of any potential or intended change, in the outlook for any rating of the Issuer or any of its Subsidiaries by any such rating organization.
     (c) Since the respective dates as of which information is given in the Disclosure Package and the Final Offering Circular other than as disclosed in the Disclosure Package and the Final Offering Circular (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the properties, condition (financial or otherwise), earnings, business, management or operations of the Issuer or any of its Subsidiaries, (ii) there shall not have been any change or any development involving a prospective change in the equity interests or in the long-term debt of the Issuer or any of its Subsidiaries and (iii) neither the Issuer nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(c)(i), 9(c)(ii) or 9(c)(iii), in the reasonable judgment of the Initial Purchaser, is material and adverse and, in the reasonable judgment of the Initial Purchaser, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Disclosure Package and the Final Offering Circular.
     (d) You shall have received on the Closing Date a certificate from the Issuer and from each of the Guarantors dated as of that date and signed in each case by the Chairman, the President or the Executive Vice President and the Chief Financial Officer of the Issuer or Guarantor, as applicable,
     (i) stating that the representations and warranties of the Issuer and the Guarantors, as applicable, contained in this Agreement that are not modified by materiality or Material Adverse Effect are true and correct, in all material respects, and all representations and warranties of the Issuer and the Guarantors, as applicable, contained in this Agreement that are modified by materiality or Material Adverse Effect are true and correct, with the same force and effect as if made on and as of the Closing Date;
     (ii) confirming the matters set forth in clauses 9(b) and 9(c) hereof;
     (iii) stating that the Issuer and each of the Guarantors has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and
     (iv) stating that they have carefully examined the Disclosure Package and the Final Offering Circular and, in their opinion, since the date of the Disclosure Package and the Final Offering Circular no event has occurred which should, under applicable securities laws, have been set forth in a supplement or amendment to the Disclosure Package and the Final Offering Circular.
     (e) You shall have received on the Closing Date a certificate from the Issuer and from each of the Guarantors, as applicable, dated as of such date and signed in each case by the Secretary of the Issuer or Guarantor certifying (i) its Charter Documents (ii) the resolutions adopted by its Board of Directors or managers or managing members, as applicable, approving the transactions contemplated by this Agreement, the Disclosure Package, the Final Offering Circular and the Operative Documents, as applicable and (iv) as to the incumbency of its officers executing the Operative Documents.
     (f) You shall have received on the Closing Date an opinion (subject to customary qualifications, limitations and exceptions and reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated as of such date of McDermott Will & Emery LLP, counsel for the Issuer, substantially to the effect set forth in Exhibit A attached hereto.
     (g) You shall have received on the Closing Date an opinion (subject to customary qualifications, limitations and exceptions and reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated as of such date of Robert T. Vaughan, Jr., P.C., Virginia counsel for the Issuer, substantially to the effect set forth in Exhibit B attached hereto.

     (h) You shall have received on the Closing Date an opinion (subject to customary qualifications, limitations and exceptions and reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated as of such date of            Robert O. Belo      , North Carolina counsel for the Issuer, substantially to the effect set forth in Exhibit C attached hereto.
     (i) You shall have received on the Closing Date an opinion (subject to customary qualifications, limitations and exceptions and reasonably satisfactory to the Initial Purchaser and counsel for the Initial Purchaser), dated as of such date of Kasowitz, Benson, Torres & Friedman LLP, special litigation counsel for the Issuer, substantially to the effect set forth in Exhibit D attached hereto.
     (j) You shall have received on the Closing Date an opinion, dated as of such date, of Latham & Watkins LLP, counsel for the Initial Purchaser, reasonably satisfactory to the Initial Purchaser.
     (k) You shall have received on the date of this Agreement with respect to the Disclosure Package and on the Closing Date with respect to the Final Offering Circular letters dated the date hereof and dated the Closing Date in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser from PricewaterhouseCoopers LLP, independent public accountants, with respect to the Issuer and Douglas Elliman Realty, LLC and Weiser LLP with respect to Koa Investors, LLC (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC and (ii) containing the information and statements of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchaser with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Offering Circular.
     (l) The Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD related to trading in the PORTAL market.
     (m) The Issuer, the Guarantors and each other party to the Operative Documents and the Credit Facility (other than the Initial Purchaser) shall have executed and delivered the Operative Documents and the Credit Facility in form and substance satisfactory to the Initial Purchaser and the Initial Purchaser shall have received fully executed copies thereof. The Operative Documents shall be in full force and effect as of the Closing Date and shall conform to the descriptions thereof contained in the Disclosure Package and the Final Offering Circular. The Issuer shall have received the requisite governmental and regulatory approval in connection with each of the Operative Documents and transactions contemplated by the Disclosure Package and the Final Offering Circular to be completed on or before the Closing Date.
     (n) The Initial Purchaser shall have performed a recent lien, tax lien, judgment and litigation search in each of the jurisdictions or offices in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect (with the priority required under the Collateral Documents) security interests in all of the Collateral, and such search shall reveal no security interest, mortgage, pledge, lien, encumbrance, claim or equity that is not terminated on or before the Closing Date, other than liens permitted by the Indenture and the Collateral Documents.

     (o) All documents and agreements shall have been filed, and other actions shall have been taken, as may be required by the Issuer and the Secured Guarantors to perfect the Security Interests of the Trustee and to accord the Trustee the priorities over other creditors as contemplated by the Final Offering Circular and the Operative Documents. All consents to assignment of documents and agreements required by the Operative Documents shall have been executed by the third parties named therein.
     (p) The Issuer and the Guarantors shall not have failed in any material respect at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Issuer and the Guarantors at or prior to the Closing Date.
     (q) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Authority which would, as of the Closing Date, prevent the issuance of the Notes or the consummation of any of the other transactions contemplated by the Operative Documents; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the knowledge of the Issuer, threatened against, the Issuer before any court or arbitrator or any Governmental Authority or an official thereof that, if adversely determined, would be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Disclosure Package or the Final Offering Circular, or any amendment or supplement thereto, or which would be expected to have a Material Adverse Effect.
     (r) The Issuer shall have furnished to the Initial Purchaser and counsel to the Initial Purchaser such other certificates, opinions or other documents as they may have reasonably requested and as are customary in the transactions contemplated by this Agreement.
     10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.
     This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchaser by written notice to the Issuer if any of the following has occurred:
     (a) the Issuer or any Guarantor shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder;
     (b) any other condition to the obligations of the Initial Purchaser hereunder as provided in Section 9 of this Agreement is not fulfilled when and as required unless waived by the Initial Purchaser in accordance with the provisions of Section 9;
     (c) any outbreak or escalation of hostilities, any declaration of war by the United States, any other substantial national or international calamity, emergency or crisis (including acts of terrorism), any material adverse change in economic conditions in, or the financial markets of, the United States or any change in national or international political, financial or economic conditions, in each case, the effect of which could make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Disclosure Package and the Final Offering Circular or to enforce contracts for the sale of any of the Notes;

     (d) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market;
     (e) the suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market;
     (f) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other Governmental Authority which in the Initial Purchaser’s reasonable opinion materially and adversely affects, or will materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuer and the Subsidiaries, taken as a whole;
     (g) the declaration of a banking moratorium by either federal or New York State authorities; or
     (h) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Initial Purchaser’s reasonable opinion has a material adverse effect on the financial markets in the United States.
     11. Representations and Indemnities to Survive. The respective indemnities, contribution agreements, representations, warranties and other statements of the Issuer, the Guarantors and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, the officers or directors of the Initial Purchaser, any person controlling the Initial Purchaser, the Issuer, the officers or directors of the Issuer, or any person controlling the Issuer, (ii) acceptance of the Notes and payment for them hereunder and (iii) termination of this Agreement.
     12. Notices. All statements, requests, notices and agreements (each a “Notice”) hereunder shall be in writing, and:
     (a) If to the Initial Purchaser, Notices shall be delivered or sent by mail or facsimile transmission to the Initial Purchaser as follows:
Jefferies & Company, Inc.
11100 Santa Monica Boulevard, 10th Floor
Los Angeles, California 90025
Attention: Andrew Whittaker
Fax: (310) 575-5166

with a copy to:
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Attention: Mary Ellen Kanoff & Cynthia A. Rotell
Fax: (213) 891-8763
     (b) If to the Issuer, Notices shall be delivered or sent by mail or facsimile transmission to the address of the Issuer as follows:
Vector Group Ltd.
100 S. E. 2nd Street, 32nd Floor
Miami, Florida 33131
Attention: Richard J. Lampen and Marc N. Bell, Esq.
Fax: (305) 579-8009
or to such other address as the Issuer may designate in writing, with a copy to:
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attention: Stephen E. Older and Lynn M. Roland
Fax: (212) 547-5444
Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     13. APPLICABLE LAW. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein, without regard to principles of conflicts of law.
     14. Submission to Jurisdiction. EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY (I) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; AND (II) WAIVES (A) ITS RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE INITIAL PURCHASER AND FOR ANY COUNTERCLAIM RELATED TO ANY OF THE FOREGOING AND (B) ANY OBLIGATION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     15. Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.
     16. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     17. Third Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuer and the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuer and the Guarantors contained in Section 8 of this Agreement shall also be for the benefit of the directors and officers of the Initial Purchaser and any person who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 8 of this Agreement shall also be for the benefit of the directors and officers of the Issuer and the Guarantors and any person who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of the Notes from the Initial Purchaser will be deemed a successor because of such purchase.
     18. Invalidity. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     19. Amendments, Modifications, Waivers, etc. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.
     20. Other Fees and Expenses. If for any reason the Notes are not delivered by or on behalf of the Issuer as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10 hereof, or the breach, delay or default of the Initial Purchaser), the Issuer agrees to reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by it. Notwithstanding any termination of this Agreement, the Issuer shall be liable for all expenses which they have agreed to pay pursuant to Section 5(k) hereof. The Issuer also agrees to reimburse the Initial Purchaser and its officers, directors and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the fees and expenses of counsel) incurred by them in connection with enforcing their rights under this Agreement (including, without limitation, its rights under Section 8 hereof).

(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours, VECTOR GROUP LTD.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
Title:

VGR HOLDING LLC
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
Title:

LIGGETT GROUP LLC
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
Title:

LIGGETT VECTOR BRANDS INC.
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
Title:

VECTOR RESEARCH LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
Title:

(Signature Page to Purchase Agreement)

VECTOR TOBACCO INC.
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
Title:

LIGGETT & MYERS HOLDINGS INC.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
Title:

LIGGETT & MYERS INC.
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
Title:

100 MAPLE LLC
By:	/s/ Ronald J. Bernstein
	Name:	Ronald J. Bernstein
Title:

V.T. AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
Title:

(Signature Page to Purchase Agreement)

VGR AVIATION LLC
By:	/s/ Francis G. Wall
	Name:	Francis G. Wall
Title:

EVE HOLDINGS INC.
By:	/s/ Richard J. Lampen
	Name:	Richard J. Lampen
Title:

(Signature Page to Purchase Agreement)

Accepted and Agreed to: JEFFERIES & COMPANY, INC.
By:	/s/ Brian Wolfe
	Name:	Brian Wolfe
Title:

(Signature Page to Purchase Agreement)

SCHEDULE I
FINAL TERM SHEET
Vector Group Ltd.
$165,000,000
11% Senior Secured Notes due 2015
Pricing Supplement, dated August 8, 2007, to the Preliminary Offering Circular, dated August 8, 2007, of Vector Group Ltd. This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Circular. The information in this Pricing Supplement supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent it is inconsistent with the information in the Preliminary Offering Circular. Capitalized terms used but not defined have the meanings set forth in the Preliminary Offering Circular.

Issuer	Vector Group Ltd.

Title of Security	11% Senior Secured Notes due 2015

Aggregate principal amount offered	$165.0 million

Deal Type	144A/IAI/Regulation S — With Registration Rights

Principal amount per note	$1,000

Issue price	100% of principal amount

Gross proceeds	$165.0 million

Annual interest rate	11% per annum

Interest payment dates	February 15 and August 15, beginning February 15, 2008 (long first coupon)

Record dates	February 1 and August 1

Maturity	August 15, 2015

Redemption at Make-Whole Premium	At any time prior to August 15, 2011, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the applicable redemption date, subject to the rights of holders of notes on the relevant record date to receive interest o n the relevant interest payment date.

“Applicable Premium” means with respect to any note on any redemption date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of the Note; or

1

	(2)		the excess of:

		(a)	the present value at such redemption date of (i) the redemption price of the note at August 15, 2011 (such redemption price being set forth in the table appearing below under the caption “Optional Redemption”) plus (ii) all required interest payments due on the note through August 15, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

		(b)	the principal amount of the Note.

Optional Redemption
with Equity Proceeds		At any time prior to August 15, 2010, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 111.000% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that:

		(1)	at least 65% of the aggregate principal amount of notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

		(2)	the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

Optional Redemption		On or after August 15, 2011, the Company may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of holders of notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2011	105.500%
2012	103.667%
2013	101.833%
2014 and thereafter	100.000%

Change of Control	101.0%

Trade date	August 8, 2007

Settlement date	August 16, 2007 (T+6)

CUSIP Numbers	144A	92240M AM 0
	IAI	92240M AN 8
	Regulation S	U92279 AC 9

Sole Book-Running Manager	Jefferies & Company, Inc.

2

     THIS MATERIAL IS CONFIDENTIAL AND IS FOR YOUR INFORMATION ONLY AND IS NOT INTENDED TO BE USED BY ANYONE OTHER THAN YOU. THIS INFORMATION DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THESE NOTES OR THE OFFERING. PLEASE REFER TO THE OFFERING CIRCULAR FOR A COMPLETE DESCRIPTION.
     THIS COMMUNICATION IS BEING DISTRIBUTED IN THE UNITED STATES SOLELY TO QUALIFIED INSTITUTIONAL BUYERS, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OUTSIDE THE UNITED STATES SOLELY TO NON-U.S. PERSONS AS DEFINED UNDER REGULATION S, AND TO A LIMITED NUMBER OF INSTITUTIONAL “ACCREDITED
     INVESTORS” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT WHO HAVE DELIVERED TO US A LETTER IN THE FORM ATTACHED AS ANNEX C TO THE OFFERING CIRCULAR.
     THIS COMMUNICATION DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.
     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW OR ELSEWHERE WITHIN THE EMAIL ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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SCHEDULE II
LIST OF SUBSIDIARIES
     The Issuer’s Subsidiaries, including the jurisdiction of incorporation of each and the names under which such Subsidiaries conduct business is set forth below.

*#VGR Holding LLC	Delaware
*#Liggett Group LLC	Delaware
*Liggett & Myers Holdings Inc.	Delaware
*Liggett & Myers Inc.	Delaware
*#100 Maple LLC	Delaware
*Eve Holdings Inc.	Delaware
*Liggett Vector Brands Inc.	Delaware
*Vector Research LLC	Delaware
*V.T. Aviation LLC	Delaware
*#Vector Tobacco Inc.	Virginia
Vector Tobacco Ltd.	Bermuda
*VGR Aviation LLC	Delaware
New Valley LLC	Delaware
New Valley Mortgage LLC	Delaware
Douglas Elliman Realty LLC (50%)	Delaware
Preferred Empire Mortgage Inc.	Delaware
New Valley Real Estate LLC	Delaware
ThinkCorp Holdings Corp (72.7%)	Delaware
Western Realty Development LLC	Delaware
Hawaii New Valley LLC	Delaware
Koa Investors LLC (50%)	Delaware
New Valley St. Regis LLC	Delaware
16th & K Holdings LLC (50%)	Delaware
New Valley Holiday LLC	Delaware

*	indicates Guarantors

#	indicates Secured Guarantor

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SCHEDULE III
SECURITY AGREEMENTS
Second Lien Fee and Leasehold Deed of Trust and Security Agreement, by and between 100 Maple LLC, Kenneth M. Greene, Trustee, of Guilford County, North Carolina, U.S. Bank National Association, as trustee for the noteholders under the Indenture and Liggett Group LLC
Pledge Agreement, to be dated the date of the Indenture, between VGR Holding LLC, a Delaware limited liability company, as pledgor, and the Collateral Agent.
Security Agreement, to be dated the date of the Indenture, between Vector Tobacco, Inc., a Virginia corporation, as grantor, and the Collateral Agent.
Security Agreement, to be dated the date of the Indenture, among Liggett Group LLC, a Delaware limited liability company, and 100 Maple LLC, a Delaware limited liability company, as grantors, and the Collateral Agent.
Trademark Security and Pledge Agreement, to be dated the date of the Indenture, between Liggett Group LLC, a Delaware limited liability company, as grantor, and the Collateral Agent.
Trademark Security and Pledge Agreement, to be dated the date of the Indenture, between Vector Tobacco, Inc., a Virginia corporation, as grantor, and the Collateral Agent.
Patent Security and Pledge Agreement, to be dated the date of the Indenture, between Vector Tobacco, Inc., a Virginia corporation, as grantor, and the Collateral Agent.
Copyright Security Agreement, to be dated the date of the Indenture, between Vector Tobacco, Inc., a Virginia corporation, as grantor, and the Collateral Agent.

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EXHIBIT A
FORM OF
OPINIONS OF
McDERMOTT WILL & EMERY
     1. Each of the Company and the Delaware Guarantors has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and is in good standing as a foreign corporation or limited liability company under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. The Company and each of the Delaware Guarantors has the corporate or limited liability company power and corporate or limited liability company authority to carry on its respective business as described in the Preliminary Offering Circular and the Final Offering Circular.
     2. The Purchase Agreement has been duly authorized by the requisite corporate or limited liability company action of the Company and each of the Delaware Guarantors and has been duly executed and delivered by the Company and each of the Delaware Guarantors.
     3. Each of the Registration Rights Agreement, the Indenture, and each of the Collateral Documents to which the Company or any Delaware Guarantor is a party has been duly authorized by the requisite corporate or limited liability company action of the Company and each of the Delaware Guarantors party thereto, as applicable, and has been duly executed and delivered by the Company and each Delaware Guarantor party thereto, as applicable, and constitutes a valid and binding agreement of each of the Company and any Delaware Guarantor party thereto, as applicable, enforceable against each of them in accordance with their respective terms.
     4. The execution and delivery of the Notes has been duly authorized by requisite corporate action on the part of the Company. When executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Notes will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     5. The execution and delivery of the Exchange Notes has been duly authorized by requisite corporate action on the part of the Company. When executed and authenticated in accordance with the provisions of the Exchange Offer and the Indenture, the Exchange Notes will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     6. The execution and delivery of the Note Guarantees has been duly authorized by the requisite corporate or limited liability company action, as applicable, on the part of each of the Delaware Guarantors. When the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement, the Note Guarantees will constitute legally valid and binding obligations of each of the Delaware Guarantors, enforceable against each Guarantor in accordance with their terms.
     7. The execution and delivery of the Exchange Guarantees has been duly authorized by requisite corporate or limited liability company action on the part of each of the Delaware Guarantors. When the Exchange Notes have been executed and authenticated in accordance with the provisions of the Exchange Offer and the Indenture, the Exchange Guarantees will constitute legally valid and binding obligations of each of the Delaware Guarantors, enforceable against each of the Delaware Guarantors in accordance with their terms.
     8. The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the holders of the Notes, an enforceable security interest in the rights of each of the Secured Guarantors in that portion of the Collateral (as that term is defined in the Security Agreement) in which a valid security interest may be created under Article 9 of the New York UCC, which security interest secures the Secured Liabilities as defined in the Security Agreement.
     9. The Vector Tobacco Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the holders of the Notes, an enforceable security interest in the rights of the Virginia Guarantors in that portion of the Collateral (as that term is defined in the Vector Tobacco Security Agreement) in which a valid security interest may be created under Article 9 of the New York UCC, which security interest secures the Secured Liabilities as defined in the Vector Tobacco Security Agreement.
     10. The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the holders of the Notes, an enforceable security interest in the rights of VGR Holding in the Pledged Collateral (as that term is defined in the Pledge Agreement) in which a valid security interest may be created under Article 9 of the New York UCC, which security interest secures the Secured Liabilities as defined in the Pledge Agreement.
     11. The Delaware Financing Statements are in appropriate form for filing as financing statements with the Secretary of State of the State of Delaware pursuant to the Delaware UCC. Upon the filing of the Delaware Financing Statements with the Office of the Secretary of State of the State of Delaware, the Collateral Agent, for the benefit of the holders of the Notes, will have a perfected security interest securing the Secured Liabilities (as defined in the Security Agreement and the Liggett Security Agreement) in each of the Delaware Guarantor’s rights in the Collateral in which a security interest can be perfected by the filing of a financing statement in the State of Delaware.
     12. At such time as the Collateral Agent acquires possession of the stock certificates or membership certificates representing the stock certificates or membership interests in registered form that are listed on Schedule 1 to the Pledge Agreement (the “Pledged Securities”) in the State of New York pursuant to the Pledge Agreement issued or endorsed to the Collateral Agent or in blank by an effective endorsement or accompanied by undated stock powers with respect thereto duly endorsed in blank by an effective endorsement, the Collateral Agent, for the benefit of the holders of the Notes, will have a perfected security interest in the rights of VGR Holding in the Pledged Securities as security for the Secured Liabilities (as defined in the Pledge Agreement).
     13. Upon the proper filing of the Financing Statements naming Vector Tobacco or Liggett Group, as applicable, in the Commonwealth of Virginia and the Delaware Secretary of State, as applicable, and upon the proper recordation of each of the Trademark Security Agreements in the United States Patent and Trademark Office (the “PTO”) against that portion of the collateral which consists of the U.S. registered trademarks set forth on Schedule A to the Trademark Security Agreement (the “Trademark Collateral”) within three months of the execution by all parties of each of Trademark Security Agreement, the security interest in favor of the Collateral Agent in each Liggett Group’s and Vector Tobacco’s rights in the Trademark Collateral will be perfected if and to the extent a security interest in such Trademark Collateral can be perfected under the Applicable UCC and under applicable federal trademark law by filing a financing statement in Delaware and Virginia and by recording the Trademark Security Agreements in the PTO.
     14. Upon the proper filing of the Financing Statements naming Vector Tobacco as debtor, in Commonwealth of Virginia, and upon the proper recordation of the Patent Security Agreement in the United States Patent and Trademark Office (the “PTO”) against that portion of the collateral which consists of the U.S. registered patents set forth on Schedule A to the Patent Security Agreement (the “Patent Collateral”) within three months of the execution by all parties of the Trademark Security Agreement, the security interest in favor of the Collateral Agent in Vector Tobacco’s rights in the Patent Collateral will be perfected if and to the extent a security interest in such Patent Collateral can be perfected under the Applicable UCC and under applicable federal trademark law by filing a financing statement in Virginia and by recording the Patent Security Agreement in the PTO.
     15. Upon the proper filing of the Financing Statements naming Vector Tobacco as debtor, in Commonwealth of Virginia, and upon the proper recordation of the Copyright Security Agreement in the United States Copyright Office (the “USCO”) against that portion of the collateral which consists of the U.S. registered copyrights set forth on Schedule 1 to the Copyright Security Agreement (the “Copyright Collateral”, and together with the Trademark Collateral and the Patent Collateral, collectively, the “IP Collateral”) within one month of the execution by all parties of the Copyright Security Agreement, the security interest in favor of the Collateral Agent in Vector Tobacco’s rights in the Copyright Collateral will be perfected if and to the extent a security interest in such Copyright Collateral can be perfected under the Applicable UCC and under applicable federal trademark law by filing a financing statement in Virginia, and by recording the Copyright Security Agreement in the USCO.
     16. The statements in the Disclosure Package and the Final Offering Circular under the captions “Description of the Notes” and “Description of Certain Other Indebtedness,” insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects such legal matters, documents or proceedings, as the case may be.

     17. The statements in the Preliminary Offering Circular and the Final Offering Circular under the caption “Material United States Federal Income and Estate Tax Consequences,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, fairly summarize such laws in all material respects.
     18. The execution and delivery by the Company and each of the Delaware Guarantors of each of the Operative Documents and performance by the Company and each of the Delaware Guarantors of its respective obligations under each of the Operative Documents, each in accordance with its terms, do not (i) conflict with the Governing Documents of the Company or any of the Delaware Guarantors, (ii) constitute a violation of or a default under any Applicable Contracts or (iii) cause the creation of any security interest or lien upon any of the property of the Company pursuant to any Applicable Contract.
     19. Neither the execution, delivery or performance by the Company or any of the Guarantors of the Operative Documents nor the compliance by the Company or any of the Guarantors with the terms and provisions thereof will contravene any Applicable Law or any provision of any Applicable Order of any Governmental Authority against the Company or any of the Guarantors.
     20. No Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the consummation by the Company or any of the Delaware Guarantors of the transactions contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement the Notes, the Note Guarantees and the Collateral Documents, except such as may be required under state securities or Blue Sky laws.
     21. Except as otherwise indicated on the attached schedule, to our knowledge without any independent inquiry except review of the SEC Documents and a certificate of an officer of the Company, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to any registration statement, except for any such rights which have been waived by the holder thereof.
     22. The Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Disclosure Package and the Final Offering Circular under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     23. The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act for securities to be eligible for trading pursuant to Rule 144A.
     24. Assuming the Initial Purchaser is a “Qualified Institutional Buyer” within the meaning of Rule 144A of the Securities Act and assuming the accuracy of the representations and warranties and compliance with the agreements of the Company set forth in Section 5 of the Purchase Agreement and the representations, warranties and compliance with the agreements of the Initial Purchaser set forth in Section 7 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by the Purchase Agreement or in connection with the initial Exempt Resales of the Notes by the Initial Purchaser in accordance with Section 7 of the Purchase Agreement and the Preliminary Offering Circular to (A) qualify the Indenture under the Trust Indenture Act of 1939, as amended, and (B) register the Notes or the Note Guarantees under the Securities Act (it being understood that no opinion is expressed as to any subsequent resale of the Notes or the Note Guarantees).
     In addition, we have participated in conferences with officers and other representatives of the Company, counsel for the Initial Purchaser, representatives of the independent accountants of the Company and your representatives, at which the contents of the Disclosure Package and the Final Offering Circular and related matters were discussed, and have reviewed certain documents referred to herein. Although we have not made an independent check or verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Final Offering Circular, in the course of these discussions and this review, no facts have come to our attention which lead us to believe that the Disclosure Package, as of 4:00 p.m. New York time on the date of the Purchase Agreement, or the Final Offering Circular, as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that we express no opinion or belief with respect to the financial statements, financial and other schedules and other financial data included in or omitted or derived therefrom).

EXHIBIT B
FORM OF
OPINIONS OF
ISSUER’S VIRGINIA COUNSEL
     1. The Virginia Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Virginia and is in good standing as a foreign corporation under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification. The Virginia Guarantor has the corporate power and corporate authority to carry on its business as described in the Preliminary Offering Circular and the Final Offering Circular.
     2. The Purchase Agreement has been duly authorized by the requisite corporate action of the Virginia Guarantor and has been duly executed and delivered by the Virginia Guarantor.
     3. Each of the Registration Rights Agreement, the Indenture, and each of the Collateral Documents to which the Virginia Guarantor is a party has been duly authorized by the requisite corporate action of the Virginia Guarantor and has been duly executed and delivered by the Virginia Guarantor.
     4. The execution and delivery of the Note Guarantees has been duly authorized by the requisite corporate action on the part of the Virginia Guarantor.
     5. The execution and delivery of the Exchange Guarantees has been duly authorized by requisite corporate action on the part of the Virginia Guarantor.
     6. The Virginia Financing Statement is in appropriate form for filing as a financing statement with the State Corporations Commission of the State of Virginia. Upon the filing of the Virginia Financing Statement with the State Corporations Commission of the State of Virginia, the Collateral Agent, for the benefit of the holders of the Notes, will have a perfected security interest securing the Secured Liabilities (as defined in the Vector Tobacco Security Agreement) in Vector Tobacco’s rights in the Collateral in which a security interest can be perfected by the filing of a financing statement in the State of Virginia.
     7. The execution and delivery by the Virginia Guarantor of each of the Operative Documents and performance by the Virginia Guarantor of its obligations under each of the Operative Documents, each in accordance with its terms, do not conflict with the Certificate of Incorporation or Bylaws of the Virginia Guarantor.
     8. Neither the execution, delivery or performance by the Virginia Guarantor of the Operative Documents nor the compliance by the Virginia Guarantor with the terms and provisions thereof will contravene any Applicable Law in the state of Virginia or any provision of any Applicable Order of any Governmental Authority against the Virginia Guarantor.
     9. No Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the consummation by the Virginia Guarantor of the transactions contemplated by the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Notes, the Note Guarantees and the Collateral Documents, except such as may be required under state securities or Blue Sky laws.

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EXHIBIT C
FORM OF
OPINIONS OF
ISSUER’S NORTH CAROLINA COUNSEL
     1. The Deed of Trust (i) is enforceable against the Guarantors in accordance with its terms, (ii) is in proper form under applicable laws of the State of North Carolina to be accepted for recording by the Office of the Alamance County Register of Deeds, (iii) creates and constitutes (A) a valid lien on that portion of the Property (as defined in the Deed of Trust) that constitutes real property (“Real Property”) and (B) a valid security interest in such of the Property (the “UCC Property”) as is subject to the provisions of Article 9 of the Uniform Commercial Code as in effect in the State, each in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Deed of Trust) securing the Obligations (as defined in the Deed of Trust) and (iv) contains the terms and provisions necessary to enable Collateral Agent, following a default thereunder, to exercise the remedies which are customarily available to a beneficiary of a Deed of Trust in the State of North Carolina.
     2. The recording of the Deed of Trust with the Office of the Alamance County Register of Deeds is the only filing or recording necessary to give constructive notice of the lien created by the Deed of Trust to subsequent purchasers and mortgagees of the Real Property. No other recordings, filings, re-recordings or refilings are necessary in order to maintain the validity or priority of the lien created by the Deed of Trust.
     3. Assuming that the Financing Statement relating to the Deed of Trust has been properly filed with the Offices of the Alamance County Register of Deeds, the security interest, lien or pledge created by the Deed of Trust in that portion of the Property which constitutes fixtures and are subject to the provisions of Article 9 of the UCC is duly perfected. Such Financing Statement adequately identifies such Property described therein to provide sufficient notice to third parties of the security interest referenced therein.
     4. No taxes or other charges, including, without limitation, intangible or documentary stamp taxes, recording taxes, transfer taxes or similar charges, are payable to the State of North Carolina or to any jurisdiction therein on account of the execution and delivery of the Documents or the creation of the indebtedness evidenced or secured by any of the Documents or the recording or filing of the Financing Statement, except for nominal filing or recording fees.
     5. Neither the Collateral Agent nor any of the noteholders is required (i) to be qualified to transact business, file any designation for service of process, file any reports or pay any taxes in the State or (ii) to comply with any statutory or regulatory requirement applicable only to financial institutions chartered or qualified to do business in the State, in each case, solely by reason of the execution and delivery of any of the Documents or by reason of the participation in any of the transactions under or contemplated by the Documents including, without limitation, the making and receipt of payments pursuant thereto and the exercise of any remedy thereunder. If it were determined that any such qualification and filing were required, the validity of the Documents would

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not be affected thereby, but if the Collateral Agent or the noteholders were not qualified, the Collateral Agent, or the noteholders in the event they institute remedies without the Collateral Agent, as the case may be, would be precluded from enforcing their respective rights in the courts of the State of North Carolina until such time as they are qualified to transact business in the State of North Carolina. However, the lack of qualification would not result in any waiver of rights or remedies pending such qualification.
     6. We know of no reason that the Collateral Agent would not be permitted under the laws of the State of North Carolina (without naming all of the noteholders in any applicable legal proceeding) to exercise remedies under the Notes Documents for the realization of any of the Collateral (as defined in the Deed of Trust) in its own name, as Collateral Agent.
     7. The transfer of all or any portion of the Collateral in connection with the exercise of any remedy under the Deed of Trust, including, without limitation, by way of judicial foreclosure, will not restrict, affect or impair the liability of the Guarantors with respect to the indebtedness secured thereby or the beneficiary’s rights or remedies to the foreclosure or enforcement of any other security interest or liens securing such indebtedness. The laws of the State of North Carolina do not require a lienholder to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of debtor.

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EXHIBIT D
FORM OF
OPINIONS OF
ISSUER’S SPECIAL LITIGATION COUNSEL
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, as of the date of the Final Offering Circular and as of the date hereof, the statements under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments in Tobacco-Related Litigation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Tobacco Settlement Agreements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Legislation and Regulation” in the Issuer’s quarterly report on Form 10-Q for the period ended June 30, 2007 (the “Form 10-Q”), under the captions “Business—Legislation and Regulation” and “Business—Certain State Settlements and the Master Settlement Agreement” in the Issuer’s annual report on Form 10-K for the fiscal year ended December 31, 2006, and under the captions “Risk Factors—Litigation will continue to harm the tobacco industry; Individual tobacco-related cases may increase as a result of the Florida Supreme Court’s Ruling in Engle; Regulation and legislation may negatively impact sales of tobacco products and our financial condition; and Liggett may have additional payment obligations under the Master Settlement Agreement and its other settlement agreements with the states” in the Disclosure Package and Final Offering Circular, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, when taken together with the updated disclosure and other statements in Note 9 of the Notes to the Consolidated Financial Statements of the Form 10-Q, in the light of the circumstances under which they were made, are accurate and complete and fairly present in all material respects such legal matters, documents and proceedings and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make kthe statements therein, not misleading.

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